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                                                                   Exhibit 23.3

                          CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 14, 2003 relating to the Combined Statement of Revenues and Certain Operating Expenses of the Acquisition Properties for the year ended December 31, 2002, our report dated February 28, 2003 relating to the Combined Statement of Revenues and Certain Operating Expenses of Starwood Ceruzzi Naugatuck, LLC for the year ended December 31, 2002 and our report dated March 14, 2003 relating to the Statement of Revenues and Certain Operating Expenses of 2700 Route 22, LLC for the year ended December 31, 2002, which appears in Inland Retail Real Estate Trust Inc.'s Current Report on Form 8-K dated May 7, 2004. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, NY

May 6, 2004